Exhibit 10.4

Amendment to Employment Agreement

            Amendment to the Employment Agreement (this "Amendment"), made as of March 4, 2014 by and between Vishay Americas, Inc., a Delaware corporation ("Vishay Americas"), and a wholly-owned subsidiary of Vishay Intertechnology, Inc., a Delaware corporation ("Vishay"), and DAVID VALLETTA ("Executive") (collectively the "Parties").

            WHEREAS, Executive is employed by Vishay Americas and is a Party to that certain Employment Agreement made between the Parties as of September 1, 2011 (the "Agreement");

            WHEREAS, Vishay Americas and Executive may amend the Agreement by mutual agreement in writing pursuant to Section 8.3 of the Agreement; and

             WHEREAS, the Company and Executive desire to amend the Agreement as set forth in this Amendment.

            NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Section 4.2 of the Agreement is hereby amended by replacing "2012" and "60%" in the third sentence with "2014" and "100%", respectively.

2.            The amendments to the Agreement made by paragraph 1 of this Amendment shall be effective as of March 4, 2014.

3.            Except as set forth in this Amendment, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

4.            This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf as of the date first above written.

VISHAY AMERICAS, INC.

By: /s/ Carl Fritz
Name: Carl Fritz
Title: Executive VP Admin

Date: April 22, 2014

[Executive's signature on next page]

/s/ David Valletta
David Valletta

Date: April 23, 2014